UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

[Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934]

Date of Report (Date of earliest event reported): August 9, 2006

NWH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23598	13-3735316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

156 West 56th Street Suite 2001, New York, New York 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 582-1212

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On August 9, 2006, NWH, Inc. (“NWH”) announced that Mogul Acquisition Corporation, a Delaware corporation (“Mogul”) and a wholly owned subsidiary of Ingenix, Inc. (“Ingenix”), merged with and into NWH, with NWH surviving as a wholly owned subsidiary of Ingenix, pursuant to an Agreement and Plan of Merger by and among NWH, Ingenix and Mogul, dated as of May 25, 2006. Ingenix is a wholly-owned subsidiary of UnitedHealth Group.

In the merger, each share of NWH common stock outstanding immediately prior to the merger was converted into the right to receive $18.24 in cash, without interest. Following completion of the merger, Ingenix owns 100% of the voting securities of NWH. The aggregate consideration to be paid by Ingenix for the acquisition of 100% of the voting securities of NWH will be approximately $54 million. The source of the funds used by Ingenix is its working capital.

The press release is attached as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

2.01	Agreement and Plan of Merger by and among NWH, Inc., Mogul Acquisition Corporation and Ingenix, Inc. dated as of May 25, 2006 filed on May 26, 2006, by NWH, Inc. (Commission file number 000-23598).
99.1	Press Release dated August 9, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 10, 2006	NWH, INC.

	By:	/s/ Michael D. Michaux
Michael D. Michaux
Executive Vice President and Assistant Secretary

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EXHIBIT INDEX

2.01	Agreement and Plan of Merger by and among NWH, Inc., Mogul Acquisition Corporation and Ingenix, Inc. dated as of May 25, 2006 filed on May 26, 2006, by NWH, Inc. (Commission file number 000-23598).

99.1	Press Release dated August 9, 2006.

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